News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

April 29, 2015
(N)
NYSE:STR
15-11

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS FIRST-QUARTER 2015 EARNINGS
OF $84.6 MILLION, OR $0.48 PER SHARE
Maintains 2015 EPS guidance

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported first-quarter 2015 net income of $84.6 million, or $0.48 per diluted share, compared to first-quarter 2014 net income of $85.1 million, or $0.48 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were down 1% to $203.6 million compared to $206.3 million in the year-ago period. Return on average common equity (ROE) was 17.7% for the 12 months ended March 31, 2015.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended March 31,
	2015	2014	Change
	(in millions, except earnings per share)
Questar Gas	$43.8	$39.6	$4.2	11%
Wexpro	27.7	31.8	(4.1)	(13%)
Questar Pipeline	13.9	15.7	(1.8)	(11%)
Corporate and other	(0.8)	(2.0)	1.2	60%
Total net income	$84.6	$85.1	$(0.5)	(1%)
Earnings per diluted share	$0.48	$0.48	$—	—%
Weighted-average diluted shares	176.5	176.1	0.4	—%

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended March 31,
	2015	2014	Change
	(in millions)
Questar Gas	$91.2	$84.3	$6.9	8%
Wexpro	67.3	76.1	(8.8)	(12%)
Questar Pipeline	42.5	44.9	(2.4)	(5%)
Corporate and other	2.6	1.0	1.6	160%
Total Adjusted EBITDA	$203.6	$206.3	$(2.7)	(1%)
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

“During the first quarter, Questar performed in line with our expectations, with net income and earnings per share (EPS) consistent with last year” said Ronald W. Jibson, Questar chairman, president and CEO. “Questar Gas grew net income by 11%, while Wexpro and Questar Pipeline incomes were down 13% and 11%, respectively, compared to last year’s first quarter, reflecting both the positive impact of the 2014 Utah rate case order for Questar Gas and the negative impact of low commodity prices on near-term development and growth opportunities for Wexpro and Questar Pipeline. Adjusted EBITDA in the first quarter of 2015 was essentially flat, at $204 million, compared to the same quarter in 2014. In spite of continuing low commodity prices and other uncertainties that could still impact 2015, we remain confident in our initial 2015 earnings guidance range of $1.20 to $1.30 per diluted share.”

Recent highlights include:

•	Questar increased its quarterly dividend by 11% to $0.21, and raised its target payout ratio to 65%.

•	Questar Gas invested about $12.9 million during the quarter in its infrastructure-replacement program.

•	Questar Gas completed its acquisition of Eagle Mountain City’s gas-distribution system, adding over 6,500 new customers.

•	Questar Gas's customer growth rate increased to 2.4%, amounting to nearly 23,000 net new customers over the past 12 months, including the new Eagle Mountain customers.

•	Questar Gas received an order on its Wyoming general rate case that raised its authorized return on equity to 9.50% and slightly increased annualized revenues effective March 1, 2015.

•
Wexpro signed its first third-party agreement with a major utility to pursue the acquisition and development of natural gas reserves under a cost-of-service arrangement. It also signed a memorandum-of-understanding with another major utility to develop a similar arrangement.

•
Questar Pipeline continued work with its partner, a unit of Spectra Energy, to acquire property near Palm Springs, Calif., to develop a rail terminal to offload crude oil into the western segment of its Southern Trails Pipeline for the final 96-mile journey to refineries in Southern California.

•
Questar Fueling opened a new high-volume compressed natural gas (CNG) station in Salt Lake City, Utah, and is scheduled to open six additional stations in Arizona, California, Colorado, Nevada and Texas during 2015.

 Questar Gas
Questar Gas's first-quarter 2015 net income rose 11% to $43.8 million, up from $39.6 million in the first quarter of 2014. Adjusted EBITDA was up 8% to $91.2 million in the current quarter compared to $84.3 million for the 2014 quarter. On a financial basis, Questar Gas earned a 9.6% ROE for the 12 months ended March 31, 2015, compared to an allowed ROE of 9.85% under the 2014 Utah Public Service Commission rate order. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:
CHANGE IN QUESTAR GAS MARGIN

3 Months Ended March 31, 2015 vs. 2014
(in millions)
Customer growth	$2.2
Transportation	1.2
Change in general service rates	10.9
Infrastructure-replacement cost recovery	(6.0)
Demand-side-management cost recovery	(8.7)
Other	(0.1)
Decrease	$(0.5)
As of March 31, 2015, Questar Gas served nearly 975,200 customers, an increase of over 22,600 customers, or 2.4%. The increase included the addition of over 6,500 customers due to the acquisition of Eagle Mountain City’s gas distribution system during the first quarter. Customer growth has gradually accelerated over the past few years. New customers increased margin by $2.2 million for the quarter. The largest change in margin, $10.9 million, was from the change in general service rates which went into effect during March 2014 and were fully reflected in the first-quarter 2015 comparison to 2014. The infrastructure-replacement program decreased the margin by $6.0 million largely due to being rolled into general rates in March 2014. Another large change in margin occurred in demand-side-management (DSM) cost-recovery revenues, but DSM changes are offset by equivalent changes in the program's expenses. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were $37 per customer for the three months ended March 31, 2015, the same as in the 2014 period, reflecting continuing cost-containment efforts and higher customer growth.
Questar Gas maintains a long-term infrastructure-upgrade program with a focus on improving safety and reliability. Expenditures under this program are recovered under an infrastructure-cost-tracking mechanism originally approved by Utah regulators in 2010 and subsequently reapproved in 2014. This tracker enables the timely inclusion into rate base of infrastructure upgrades after they are completed and put into service. Questar Gas expects to spend about $65 million for tracker-related infrastructure replacements in 2015, and a similar amount annually through the five-year plan.
Wexpro
Wexpro's first-quarter 2015 net income declined 13% to $27.7 million, compared to $31.8 million in the first quarter of 2014. Wexpro earned a 16.5% ROE for the 12 months ended March 31, 2015. Adjusted EBITDA dropped 12% to $67.3 million in the current quarter versus $76.1 million last year. Total investment base at quarter-end was $634.6 million, 8% lower than the year-ago quarter-end. Wexpro’s average investment base was lower in the recent quarter than in the 2014 period resulting in a lower return for Wexpro’s first-quarter 2015 operating results. The investment base decreased primarily due to higher depreciation, depletion and amortization recorded during the trailing 12 months and lower investment in commercial wells over the same period. Note that the first-quarter 2014 investment base also included the $104 million acquisition of the Vermillion Basin Trail Unit. Wexpro earned a 17.7% after-tax return on its average total investment base for the 12 months ended March 31, 2015. This included a 19.6% return on the original Wexpro investment base and a 7.9% return on the acquired assets in the Wexpro II investment base. The original 1981 Wexpro Agreement with the states of Utah and Wyoming allows Wexpro to recover its costs and earn a return on its average investment base. The 2012 Wexpro II Agreement, also with Utah and Wyoming, allows the initial investment in an acquisition to earn a return equal to the Questar Gas’s cost of capital. Subsequent successful development spending would earn the same return as under the 1981 Wexpro Agreement.
Revenues from oil and natural gas liquids (NGL) sales decreased 72% in the quarter compared to the same period in 2014 due to lower volumes and lower prices. Wexpro's natural gas production currently provides the majority of the utility's annual gas-supply requirements. Wexpro's goal is to maintain efficient operations and a development program that will provide a cost-of-service gas price on new production that is competitive with the forward price curve of natural gas. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended March 31,
	2015	2014
	(in millions)
Beginning investment base	$687.7	$526.8
Property acquisitions	—	103.7
Successful development wells and related equipment	32.4	161.8
Depreciation, depletion and amortization	(93.5)	(86.1)
Change in deferred taxes	8.0	(18.5)
Ending investment base	$634.6	$687.7
In December 2014, Wexpro spent about $52 million to acquire the remaining minority ownership interest in natural gas-producing properties located in the Canyon Creek Unit of southwestern Wyoming's Vermillion Basin. The acquisition increased Wexpro’s working interest from 70% to 100% in these company-operated assets. Under the terms of the Wexpro II Agreement, all Wexpro acquisitions within the footprint of the original 1981 agreement must be offered to the public service commissions of Utah and Wyoming for inclusion as cost-of-service properties.
Wexpro continues to look for opportunities to acquire and develop long-lived and low-cost production located close to Questar’s utility markets. Wexpro’s ability to do this can provide substantial long-term benefits to both customers and shareholders. Wexpro expects to spend about $50 million annually on acquisitions. These acquisitions and the development of cost-of-service properties will help ensure the future growth of Wexpro’s investment base and earnings.
As previously disclosed, Wexpro recently signed an agreement with a major utility to jointly pursue the acquisition and development of upstream natural gas reserves under a cost-of-service arrangement designed to provide a long-term hedge against volatile commodity prices. Wexpro and its development partner are actively evaluating significant acquisition opportunities to determine if they meet the necessary asset quality, cost and longevity criteria. Such acquisitions could range in size from $50 to $500 million.
Wexpro also signed an initial memorandum-of-understanding with a second major utility to develop a cost-of-service framework. While both actions are subject to confidentiality agreements, future disclosure of the terms of these arrangements may occur as additional progress is made on the acquisition and development of properties.
Questar Pipeline
Questar Pipeline reported first-quarter 2015 net income of $13.9 million, compared to $15.7 million a year ago. Questar Pipeline generated $42.5 million of Adjusted EBITDA in the first quarter and earned a 10.7% ROE for the 12 months ended March 31, 2015. The lower net income was primarily due to lower NGL revenues, higher O&M costs and a $0.9 million after-tax lower-of-cost-or-market adjustment to the value of natural gas inventory. NGL revenues were down 70% in the first quarter of 2015 compared to the prior-year period, due to significantly lower prices. Increased O&M expenses were primarily driven by higher maintenance and employee-related costs. Questar Pipeline's G&A costs increased 2% for the recent quarter when compared to the same quarter in 2014 due to higher employee-related expenses. Depreciation and amortization expenses were up slightly due to higher average property, plant and equipment levels compared to a year ago.
A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended March 31, 2015 vs. 2014
(in millions)
Transportation	$1.0
Storage	(0.1)
NGL sales	(1.4)
Energy services	0.5
Natural gas sales	(1.5)
Other	0.4
Decrease	$(1.1)
At March 31, 2015, Questar Pipeline held net firm-transportation contracts totaling 5,244 thousand decatherms (Mdth) per day, up 3% from 5,068 Mdth per day at March 31, 2014. Overall, revenues were down slightly for the quarter, primarily due to lower NGL and natural gas sales. Increased transportation revenues were driven by higher deliveries for electricity generation. Transportation and storage revenues are generally steady since they are based on fixed-fee demand tariffs and reflect the long-term stability of Questar Pipeline’s transportation and storage contracts.
Inland California Express project
Questar Pipeline and its partner, a unit of Spectra Energy, continue development work on the Inland California Express (ICE) project to potentially recommission the 96-mile western segment of its Southern Trails Pipeline to transport crude oil from Whitewater to Long Beach, Calif. Questar Pipeline is working to optimize the rail terminal design prior to finalizing the acquisition of a preferred site to offload up to 120,000 barrels per day of crude oil into the pipeline for delivery to refineries in Southern California. Once the preferred site is secured, Questar Pipeline will complete preliminary engineering and submit conditional land-use applications. The partners continue to market the project despite the recent decline in crude prices and the volatility of basis differentials between Brent and West Texas Intermediate crude prices.
Questar Fueling expands
Questar Fueling Company continues to develop as a significant player in the nationwide development of high-capacity fast-fill and time-fill CNG-fueling stations for trucking-fleet operators and motorists who drive natural gas vehicles. Questar Fueling recently opened a new location in Salt Lake City, Utah, anchored by Swift Transportation and Frito-Lay. Questar Fueling now has six fueling facilities in operation in Texas, Kansas and Utah, with six more scheduled to begin operations this year in San Antonio, Texas; Phoenix, Ariz.; Bakersfield and Fontana, Calif.; Denver, Colo.; and Las Vegas, Nev. Even in today’s low-priced gasoline and diesel-fuel market, Questar continues to see significant long-term growth potential for the use of natural gas for transportation and expects to spend $20 to $25 million annually to develop high-capacity CNG-fueling facilities.
Corporate and other
Corporate and other operations, which include Questar Fueling, reported a net loss of $0.8 million in the first quarter of 2015, compared to a net loss of $2.0 million in the first quarter of 2014. The reduction was primarily due to lower mark-to-market valuations on deferred compensation. Questar Fueling’s portion of the corporate and other net loss was $0.6 million in the recent quarter compared to $0.3 million in the year-ago period.
2015 EPS guidance maintained
    Questar management maintained its 2015 EPS guidance range of $1.20 to $1.30 per diluted share, unchanged from the initial guidance provided earlier this year. “Even with continuing weak commodity prices, we reiterate our initial 2015 EPS guidance range of $1.20 to $1.30 per share,” Jibson said. “Questar Gas’s strong customer growth and the enhanced infrastructure-replacement program support long-term earnings and rate base growth at the utility. However, sustained weak commodity prices continue to limit near-term development and growth opportunities at Wexpro and Questar Pipeline. The silver lining is that those same low commodity prices may help us to acquire and develop additional natural gas properties for cost-of-service treatment. Questar Pipeline continues to develop projects, such as Inland California Express, to maximize the benefit of its businesses for shareholders. And, Questar Fueling continues to make strides as a major player in America’s developing market of CNG fueling for trucking-fleet operators. We continue to invest for the long-term with the goal of helping to make lives better for our customers, employees and shareholders."
First-Quarter 2015 earnings teleconference
Questar management will discuss first-quarter 2015 results and the outlook for the remainder of 2015 in a conference call with investors Thursday, April 30, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $6.0 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #
For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$374.8	$396.3	$939.4	$963.2
Wexpro	6.3	12.3	29.6	47.1
Questar Pipeline	46.8	48.0	189.0	189.2
Other	0.7	0.3	3.0	0.5
Total Revenues	428.6	456.9	1,161.0	1,200.0

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	131.8	148.2	169.9	234.4
Operating and maintenance	52.3	56.9	189.6	186.7
General and administrative	29.4	30.3	121.8	113.8
Production and other taxes	13.8	17.9	62.1	60.0
Depreciation, depletion and amortization	54.3	55.3	212.7	201.6
Abandonment and impairment	—	—	2.0	80.6
Total Operating Expenses	281.6	308.6	758.1	877.1
Net gain (loss) from asset sales	—	—	1.2	(0.2)
OPERATING INCOME	147.0	148.3	404.1	322.7
Interest and other income	1.4	1.8	6.2	8.7
Income from unconsolidated affiliate	0.9	0.9	3.5	3.7
Interest expense	(15.9)	(15.8)	(63.2)	(58.2)
INCOME BEFORE INCOME TAXES	133.4	135.2	350.6	276.9
Income taxes	(48.8)	(50.1)	(124.6)	(103.5)
NET INCOME	$84.6	$85.1	$226.0	$173.4

EARNINGS PER COMMON SHARE
Basic	$0.48	$0.48	$1.29	$0.98
Diluted	0.48	0.48	1.28	0.98
Weighted-average common shares outstanding
Used in basic calculation	176.2	175.7	176.0	175.6
Used in diluted calculation	176.5	176.1	176.3	176.1
Dividends per common share	$0.21	$0.18	$0.78	$0.72

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in millions)
Net income	$84.6	$85.1	$226.0	$173.4
Other comprehensive income (loss):
Pension and other postretirement benefits	6.0	4.3	(95.2)	165.3
Interest rate cash flow hedge amortization	0.2	0.2	0.5	0.5
Change in fair value of long-term investment	—	—	—	(0.1)
Income taxes	(2.4)	(1.8)	36.3	(63.5)
Net other comprehensive income (loss)	3.8	2.7	(58.4)	102.2
COMPREHENSIVE INCOME	$88.4	$87.8	$167.6	$275.6

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$374.8	$396.3	$939.4	$963.2
Wexpro	6.3	12.3	29.6	47.1
Questar Pipeline	46.8	48.0	189.0	189.2
Other	0.7	0.3	3.0	0.5
Total	$428.6	$456.9	$1,161.0	$1,200.0

Revenues from Affiliated Companies
Questar Gas	$—	$—	$—	$0.3
Wexpro	84.8	89.1	346.0	311.1
Questar Pipeline	19.4	19.3	73.8	76.5
Total	$104.2	$108.4	$419.8	$387.9

Operating Income (Loss)
Questar Gas	$76.6	$69.8	$116.3	$107.4
Wexpro	41.7	48.5	176.5	176.4
Questar Pipeline	27.4	30.1	114.9	35.4
Corporate and other	1.3	(0.1)	(3.6)	3.5
Total	$147.0	$148.3	$404.1	$322.7

Net Income (Loss)
Questar Gas	$43.8	$39.6	$59.4	$55.4
Wexpro	27.7	31.8	118.7	116.1
Questar Pipeline	13.9	15.7	58.8	8.1
Corporate and other	(0.8)	(2.0)	(10.9)	(6.2)
Total	$84.6	$85.1	$226.0	$173.4

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	37.1	43.9	91.2	105.7
Industrial sales	0.9	1.1	4.1	4.3
Transportation for industrial customers	17.6	20.5	78.4	68.1
Total industrial	18.5	21.6	82.5	72.4
Total deliveries	55.6	65.5	173.7	178.1

Natural gas revenue (per dth)
Residential and commercial sales	$9.59	$8.57	$9.38	$8.39
Industrial sales	7.24	6.63	7.29	6.67
Transportation for industrial customers	0.30	0.21	0.24	0.22
Warmer than normal temperatures	(24%)	(16%)	(21%)	(8%)
Temperature-adjusted usage per customer (dth)	45.2	50.0	104.1	110.4
Customers at March 31, (thousands)	975	953

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	15.0	18.5	60.0	62.3
Natural gas - sales (Bcf)	1.2	0.4	1.6	1.8
Oil and NGL (Mbbl)	127	166	548	618
Natural gas average sales price (per Mcf)	$3.09	$4.68	$3.41	$3.97
Oil and NGL average sales price (per bbl)	$35.54	$84.60	$68.76	$85.58
Investment base at March 31, (in millions)	$634.6	$687.7

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	172.3	169.7	724.0	741.3
For Questar Gas	41.3	46.2	111.3	113.8
Total transportation	213.6	215.9	835.3	855.1

Transportation revenue (per dth)	$0.24	$0.23	$0.24	$0.23
Net firm-daily transportation demand at March 31, (Mdth)	5,244	5,068
Natural gas processing
NGL sales (Mbbl)	29	32	125	148
NGL average sales price (per bbl)	$21.19	$62.18	$44.46	$58.53

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	March 31,	December 31,
	2015	2014	2014
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$4.8	$5.6	$32.0
Accounts receivable, net	104.5	130.6	118.1
Unbilled gas accounts receivable	41.5	56.3	93.7
Inventories	41.1	31.9	74.1
Current regulatory assets	43.0	29.8	79.6
Prepaid expenses and other	8.7	7.5	11.2
Deferred income taxes - current	8.2	14.5	5.8
Total Current Assets	251.8	276.2	414.5
Property, Plant and Equipment	6,033.1	5,723.5	5,961.5
Accumulated depreciation, depletion and amortization	(2,277.2)	(2,121.6)	(2,226.0)
Net Property, Plant and Equipment	3,755.9	3,601.9	3,735.5
Investment in unconsolidated affiliate	24.5	25.2	24.7
Noncurrent regulatory and other assets	73.7	71.1	75.0
TOTAL ASSETS	$4,105.9	$3,974.4	$4,249.7

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$214.0	$157.0	$347.0
Accounts payable and accrued expenses	200.5	229.9	234.9
Current regulatory liabilities	5.2	17.2	13.4
Current portion of long-term debt and capital lease obligation	277.8	0.9	26.1
Total Current Liabilities	697.5	405.0	621.4
Long-term debt and capital lease obligation, less current portion	1,005.1	1,284.7	1,257.5
Deferred income taxes	716.6	712.6	715.6
Noncurrent regulatory and other liabilities	388.4	315.9	409.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,298.3	1,256.2	1,246.2
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,105.9	$3,974.4	$4,249.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended
	March 31,
	2015	2014
	(in millions)
OPERATING ACTIVITIES
Net income	$84.6	$85.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	56.2	57.2
Deferred income taxes	(3.8)	(1.2)
Share-based compensation	3.2	3.2
(Income) from unconsolidated affiliate	(0.9)	(0.9)
Distributions from unconsolidated affiliate and other	1.5	1.6
Changes in operating assets and liabilities	82.6	67.9
NET CASH PROVIDED BY OPERATING ACTIVITIES	223.4	212.9

INVESTING ACTIVITIES
Property, plant and equipment	(66.1)	(69.7)
Questar Gas acquisition of gas distribution system	(11.4)	—
Cash used in disposition of assets	(0.6)	(0.9)
Proceeds from disposition of assets	0.2	—
NET CASH USED IN INVESTING ACTIVITIES	(77.9)	(70.6)

FINANCING ACTIVITIES
Common stock	(2.3)	(2.3)
Change in short-term debt	(133.0)	(119.0)
Capital lease obligation repaid	(0.3)	(0.3)
Dividends paid	(37.1)	(31.6)
Tax benefits from share-based compensation	—	0.5
NET CASH USED IN FINANCING ACTIVITIES	(172.7)	(152.7)
Change in cash and cash equivalents	(27.2)	(10.4)
Beginning cash and cash equivalents	32.0	16.0
Ending cash and cash equivalents	$4.8	$5.6

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third-quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income (loss) and diluted earnings (loss) per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third-quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the 12 months ended March 31, 2014. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the same period.

	Questar Consolidated	Questar Pipeline
	12 Months Ended
	March 31, 2014
	(in millions, except EPS)
Net income [1]	$173.4	$8.1
Asset impairment charge	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4
Adjusted earnings before asset impairment charge [2]	$225.8	$60.5

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.98
Diluted loss per share attributable to asset impairment	0.29
Adjusted diluted earnings per share before asset impairment	$1.27
Weighted-average common shares outstanding
Used in diluted calculation	176.1

Return on Average Common Equity
Average common shareholders' equity [3]	$1,171.2	$579.5
Change in average shareholders' equity attributable to asset impairment	26.2	26.2
Average common shareholders' equity before asset impairment [4]	$1,197.4	$605.7

Return on average common equity [1] ÷ [3]	14.8%	1.4%
Change in ROE attributable to asset impairment charge	4.1%	8.6%
Adjusted ROE before asset impairment charge [2] ÷ [4]	18.9%	10.0%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$84.6	$43.8	$27.7	$13.9	$(0.8)
Interest expense	15.9	7.1	—	6.6	2.2
Income taxes	48.8	26.8	14.4	8.0	(0.4)
Depreciation, depletion and amortization	54.3	13.5	25.2	14.0	1.6
Adjusted EBITDA	$203.6	$91.2	$67.3	$42.5	$2.6
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$85.1	$39.6	$31.8	$15.7	$(2.0)
Interest expense	15.8	7.1	—	6.5	2.2
Income taxes	50.1	24.4	17.0	9.1	(0.4)
Depreciation, depletion and amortization	55.3	13.2	27.3	13.6	1.2
Adjusted EBITDA	$206.3	$84.3	$76.1	$44.9	$1.0
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended March 31, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$226.0	$59.4	$118.7	$58.8	$(10.9)
Interest expense	63.2	28.2	0.1	26.2	8.7
Income taxes	124.6	34.4	58.9	34.5	(3.2)
Depreciation, depletion and amortization	212.7	53.9	98.4	54.9	5.5
Net (gain) loss from asset sales	(1.2)	(0.1)	(1.6)	0.5	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$627.3	$175.8	$276.5	$174.9	$0.1
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended March 31, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$173.4	$55.4	$116.1	$8.1	$(6.2)
Interest expense	58.2	23.6	0.1	25.8	8.7
Income taxes	103.5	33.6	64.3	7.0	(1.4)
Depreciation, depletion and amortization	201.6	50.8	91.7	55.0	4.1
Net loss from asset sales	0.2	—	0.2	—	—
Asset impairment	80.6	—	—	80.6	—
Adjusted EBITDA	$617.5	$163.4	$272.4	$176.5	$5.2